EXHIBIT 99

Form 4 - Joint Filer Information

Name:	Alcimede LLC

Address:	400 South Australian Avenue, 8th Floor
West Palm Beach, FL 33401

Designated Filer:	Seamus Lagan

Issuer & Ticker Symbol:	Rennova Health, Inc. (RNVA)

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	May 2, 2016

Relationship of Reporting Person
to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature: Alcimede LLC

By:    /s/ Seamus Lagan

Seamus Lagan, Sole Manager